Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Ronald A. Rittenmeyer, Audrey T. Andrews, Daniel J. Cancelmi and Anthony Shoemaker, acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, or other appropriate form, and any or all amendments (including post-effective amendments) or supplements to such Registration Statements for the purpose of registering under the Securities Act of 1933 the issuance of Tenet Healthcare Corporation shares under the Tenet Healthcare 2019 Stock Incentive Plan, as the same may be amended from time to time, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to such Registration Statements or any amendments or supplements thereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/s/ Lloyd J. Austin, III Lloyd J. Austin, III	Director	May 15, 2019

/s/ James L. Bierman James L. Bierman	Director	May 15, 2019

/s/ Richard W. Fisher Richard W. Fisher	Director	May 15, 2019

/s/ Meghan M. FitzGerald, DrPH Meghan M. FitzGerald, DrPH	Director	May 15, 2019

/s/ Brenda J. Gaines Brenda J. Gaines	Director	May 15, 2019

/s/ Edward A. Kangas Edward A. Kangas	Director	May 15, 2019

/s/ J. Robert Kerrey J. Robert Kerrey	Director	May 15, 2019

/s/ Richard J. Mark Richard J. Mark	Director	May 15, 2019

/s/ Tammy Romo Tammy Romo	Director	May 15, 2019